Exhibit 99.1

FOR IMMEDIATE RELEASE

Portman Ridge Finance Corporation Completes Merger with

Harvest Capital Credit Corporation

•	Combined company estimated to have total assets of approximately $614 million

•	Fourth strategic transaction closed by Portman Ridge in three years

NEW YORK, June 9, 2021 – Portman Ridge Finance Corporation (NASDAQ: PTMN) (the “Company” or “PTMN”) announced today the closing of the previously announced merger with Harvest Capital Credit Corporation (formerly NASDAQ: HCAP) (“HCAP”). The combined company, which will remain externally managed by Sierra Crest Investment Management LLC (“Sierra Crest”), an affiliate of BC Partners Advisors L.P. (“BC Partners”), is expected to have total assets of approximately $614 million and net asset value of approximately $268 million after closing.

As a result of the merger, HCAP stockholders will receive, in the aggregate:

•	a cash payment from Sierra Crest of $2.15 million, or approximately $0.36 per share of HCAP common stock, plus

•	aggregate merger consideration from PTMN composed of (i) approximately $18.5 million in cash and (ii) approximately 15.3 million shares of PTMN common stock.

With respect to the merger consideration from PTMN, HCAP stockholders were entitled, with respect to all or any portion of the shares of HCAP common stock they held as of the effective time of the merger, to elect to receive the merger consideration in the form of cash (an “Election”) or PTMN common stock, subject to certain conditions and limitations in the merger agreement. Accordingly, as a result of the Elections received from HCAP stockholders and any resulting adjustment under the terms of the merger agreement, each share of HCAP common stock with respect to which an Election was validly submitted (an “Electing Share”) will receive, in aggregate, approximately $7.43 in cash and 0.74 shares of PTMN common stock, while each non-Electing Share of HCAP common stock will receive, in aggregate, approximately 3.86 shares of PTMN common stock. Pursuant to the terms of the merger agreement, 475,806 Electing Shares were converted to non-Electing Shares in order to ensure that the value of the aggregate cash consideration paid by PTMN to holders of the Electing Shares equaled the aggregate cash consideration that HCAP received from PTMN.

The merger received solid support from the HCAP stockholder base, with over 96% of the voting stockholders approving the transaction. As of closing, PTMN and HCAP stockholders owned approximately 83.4% and 16.6%, respectively, of the combined company. In connection with the merger, Joseph Jolson, Chairman and CEO of HCAP and HCAP’s largest non-institutional stockholder, accepted merger consideration comprised solely of PTMN common stock and agreed not to transfer his PTMN shares received in the merger for 90 days post-closing to facilitate liquidity for other stockholders.

Ted Goldthorpe, President and CEO of PTMN and Head of BC Partners Credit commented, “We are very pleased to close the merger with Harvest Capital highlighting the continued execution of our strategy in targeting attractive consolidation opportunities that result in earnings accretion to stockholders. As in past transactions, we expect that stockholders will benefit from the operational and cost synergies driven by lower financing costs, a lower blended fee structure, a reduction in public company costs per share and an increased trading liquidity in the equity. The addition of the Harvest Capital assets is in line with our long-term objective of building a diversified portfolio of high-quality directly originated senior secured debt investments and we look forward to continuing to execute on this strategy.”

Simpson Thacher & Bartlett LLP served as counsel to PTMN. Keefe, Bruyette & Woods, A Stifel Company served as financial advisor to the Special Committee of HCAP’s Board of Directors. Dechert LLP served as counsel to HCAP and to the Special Committee of HCAP’s Board of Directors.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors L.P.

Portman Ridge Finance Corporation’s filings with the Securities and Exchange Commission (the “SEC”), earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $40 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 117 private equity investments in companies with a total enterprise value of €149 billion and is currently investing its eleventh private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company; (2) expected synergies and savings associated with the transaction in which Harvest Capital Credit Corporation merged with and into the Company; (3) the ability of the Company and/or BC Partners to implement its business strategy; (4) evolving legal, regulatory and tax regimes; (5) changes in general economic and/or industry specific conditions; (6) the impact of increased competition; (7) business prospects and the prospects of the Company’s portfolio companies; (8) contractual arrangements with third parties; (9) any future financings by the Company; (10) the ability of Sierra Crest Investment Management LLC to attract and retain highly talented professionals; (11) the Company’s ability to fund any unfunded commitments; (12) any future distributions by the Company; (13) changes in regional or national economic conditions, including but not limited to the impact of the COVID-19 pandemic, and their impact on the industries in which we invest; and (14) other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the SEC. The forward-looking statements should be read in conjunction with the risks and uncertainties discussed in the Company’s filings with the SEC, including the Company’s most recent Form 10-K, Form 10-Q and other SEC filings. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Contacts:

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Jason Roos

jason.roos@bcpartners.com

(212) 891-5007

Jeehae Linford

The Equity Group Inc.

jlinford@equityny.com

(212) 836-9615

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